UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 1, 2005

NRG Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15891	41-1724239
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

211 Carnegie Center, Princeton, New Jersey		08540
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	609-524-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Maureen Miskovic was appointed to the Board of Directors of NRG Energy, Inc., or NRG, on September 1, 2005 (See Item 5.02 below). On September 1, 2005, Ms. Miskovic will receive a grant of deferred stock units in an amount equal to $88,000 divided by the closing price of NRG’s common stock on September 1, 2005, six months from the date of termination of her service on the Board of Directors. Each deferred stock unit is equivalent in value to one share of NRG’s common stock, par value $0.01. Ms. Miskovic will also receive compensation consistent with that received by NRG’s other directors as disclosed in an exhibit to NRG’s Annual Report on Form 10-K for the year ended December 31, 2004. She will receive the cash portion of her compensation six months from the date of termination of her service on the Board of Directors.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Maureen Miskovic was appointed to the Board of Directors of NRG, effective September 1, 2005. NRG has not yet determined Ms. Miskovic’s committee assignments. There are no arrangements or understandings between Ms. Miskovic and any other persons pursuant to which she was elected. There are no transactions involving NRG and Ms. Miskovic that would be required to be reported by Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.

September 1, 2005	By:	/s/ Timothy W. J. O'Brien

Name: Timothy W. J. O'Brien
Title: Vice President and General Counsel